January 16, 1992



PRIVATE AND CONFIDENTIAL

Ms. Nancy J. Duricic
1820 Greenway Drive
Plano, Texas 75075

       Re:   Employment Agreement

Dear Nancy:

1. This letter confirms your employment by ELJER INDUSTRIES, INC. (the "Company") as Director-Compensation & Benefits, Eljer Industries. In that capacity, you are entitled to the following:

       a.    A minimum annual salary of $75,000;

       b. Benefits as described in, and in accordance with, the Company's benefit plans; and

       c. An annual par bonus equal to 15% of your annual salary. The amount of bonus that you actually receive, if any, will depend on the achievement of Corporate and your individual goals.

2. During your employment with the Company, you will devote your full time and energies to the faithful and diligent performance of the duties inherent in, and implied by, your executive position.

3. In consideration of your continued employment with the Company, it is mutually agreed that:

       a. In the event your employment with the Company is terminated by the Company during the term of this Agreement, for any reason other than:

             i. "Cause", for this purpose, "cause" shall mean: (a) your willful and continued failure to substantially perform your duties hereunder (other than any such failure resulting from a "disability", as defined herein; or (b) your conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony; or (c) your willful engagement in gross misconduct which is materially and demonstrably injurious to the Company; or

             ii. Inability, for reasons of "disability", reasonably to perform your duties for six consecutive calendar months (for purposes of this Agreement, "disability" shall mean a permanent and total disability, within the meaning of Internal Revenue Code
                  Section 22(e)(3), in the exercise of good faith and reasonable judgment, upon receipt of and in reliance on sufficient competent medical advice from a qualified physician selected by the Compensation Committee); or




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Ms. Nancy J. Duricic
Page -2-
January 16, 1992


       b. In the event that during the term of this Agreement you resign your position with the Company because:

              i.   You  are  assigned to a position of lesser rank or status; or

             ii. Your annual salary, annual par bonus, level of participation in management incentive plans, or your benefits are reduced; or

            iii. You are reassigned to a geographical area more than 50 miles from your present residence;

             the  Company  shall be  required,  and hereby  agrees,  to continue paying your then salary, to pay your then annual bonus at par level, and to provide all pension, profit sharing, deferred compensation, medical and life insurance benefits under the Company's benefit plans, or the economic equivalent thereof, for a period of 6 months from the date of such termination or resignation. If, pursuant to the terms of a benefit plan, a benefit would be earned or accrued during such 6-month period but would be payable on a deferred basis (were you to be employed during such 6-month period) the benefit similarly shall be deferred hereunder; provided, however, that the Company reserves the right to pay the present value of such benefit to you in cash at the end of such 6-month period.

       4. You are not required to mitigate the amount of any payments to be made by the Company, pursuant to this Agreement, by seeking other employment, or otherwise, nor shall the amount of any payments provided for in this Agreement be reduced by any compensation earned by you, as the result of self-employment or your employment by another employer, after the date of termination of your employment with the Company.

Please acknowledge your acceptance of the terms and provisions of this Agreement by signing in the space indicated below. We look forward to your continued contribution to the success of ELJER INDUSTRIES, INC.


Sincerely,                                           ACCEPTED AND AGREED as of

ELJER INDUSTRIES, INC.                               January 20, 1992



By: /s/Charles R. Wackenhuth                         /s/ Nancy J. Duricic
   -----------------------------------               ---------------------------
       Charles R. Wackenhuth                         Nancy J. Duricic